UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 2, 2018

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-35070	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2018, Clayton G. Deutsch informed the Board of Directors of Boston Private Financial Holdings, Inc. (the “Company”) of his intent to retire as Chief Executive Officer and President of the Company and member of the Board of Directors of the Company and as Chief Executive Officer and member of the Board of Directors of Boston Private Bank & Trust Company, the Company’s wholly owned subsidiary (the “Bank”), effective November 26, 2018.

On November 5, 2018, the Company announced that Anthony DeChellis, 56, will become Chief Executive Officer, President and member of the Board of Directors of the Company and Chief Executive Officer and member of the Board of Directors of the Bank, effective November 26, 2018. Mr. DeChellis will become President of the Bank on December 1, 2018, following the previously announced retirement of George G. Schwartz.

From 2014 to 2016, Mr. DeChellis was the President of OurCrowd Venture Capital, a New York based equity capital crowdfunding platform. From 2006 to 2013, Mr. DeChellis served as CEO of Credit Suisse Private Banking — Americas, where he lead the firm’s Private Banking & Wealth Management businesses in North and South America. Prior to joining Credit Suisse, Mr. DeChellis was the head of UBS’ Private Wealth Management business from 2003. Mr. DeChellis has a MBA from the University of Chicago — Graduate School of Business and an undergraduate degree from Rollins College.

There are no family relationships among Mr. DeChellis and any other directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Mr. DeChellis that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Pursuant to the employment agreement between the Company and Mr. DeChellis, dated as of November 5, 2018 (the “Employment Agreement”), Mr. DeChellis will have an initial base salary of $700,000 per year, which will be re-determined annually by the Board or the Compensation Committee of the Board (the “Committee”). Mr. DeChellis will also be eligible to receive an annual bonus based on the attainment of Company and/or individual performance metrics established and revised annually by the Committee. Mr. DeChellis’ target bonus for 2019 will be 100 percent of his base salary. Mr. DeChellis will also be eligible to receive annual equity incentive grants under the Company’s stock incentive plans, determined in the discretion of the Board or the Committee. It is anticipated that Mr. DeChellis shall be eligible to receive a long-term equity incentive grant in 2019 with a target aggregate grant date fair value of $1,100,000, though the actual terms and conditions of any long-term equity incentive award shall be determined in the discretion of the Board and Committee. Additionally, the Company will provide Mr. DeChellis with prompt reimbursement of all reasonable expenses incurred while performing the services specified in the Employment Agreement.

In order to induce Mr. DeChellis to commence employment with the Company and pursuant to the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan, on the date that Mr. DeChellis commences employment with the Company (the “Commencement Date”), Mr. DeChellis will be granted awards of (i) a number of shares of Company common stock equal to $1,000 in order that Mr. DeChellis will be in compliance with applicable legal requirements for directors of a Massachusetts bank and trust company; (ii) a number of restricted stock units with an aggregate grant date fair value of $750,000 (the “Restricted Stock Unit Grant”); (iii) a number of stock options with an aggregate grant date fair value of $500,000 (the “Time-Based Option Grant”); and (iv) a number of stock options with an aggregate grant date fair value of $1,250,000 (the “Performance-Based Option Grant”). The Restricted Stock Unit Grant will vest in four equal installments on the first, second, third, and fourth anniversaries of the Commencement Date, respectively, subject to Mr. DeChellis’ continued employment with the Company through each such vesting date. The Time-Based Option Grant will vest ratably on the first, second, third and fourth anniversaries of the Commencement Date. The Performance-Based Option Grant will vest if (i) the closing price of Company stock is at or above $18.00 per share for 20 consecutive trading days prior to the four-year anniversary of the Commencement Date, and (ii) at the time that the foregoing condition is met, the Company’s Tier 1 risk-based capital ratio is at least 6.0%, or such other level as may be required by any governmental agency or other governmental entity.

The Employment Agreement further describes the payments and benefits to which Mr. DeChellis would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. DeChellis’ employment is terminated either by the Company without “cause” or by Mr. DeChellis for “good reason” (each as defined in the Employment Agreement), Mr. DeChellis will be entitled to receive an amount equal to two times the sum of his then current base salary and target annual bonus, paid out in substantially equal installments in accordance with the Company’s payroll practice over 18 months, subject to Mr. DeChellis’ execution of a release of claims in favor of the Company. Mr. DeChellis will also be entitled, subject to Mr. DeChellis’ copayment of premium amounts at the active employees’ rate, to continued group health, dental and vision coverage under the Company’s benefit plans for a period of up to 18 months. Acceleration of any equity awards will vest in accordance with the terms of their respective award agreements. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. DeChellis will be entitled to the greater after tax benefit of either: (i) an amount equal to $1.00 less than the amount at which Mr. DeChellis would become subject to the excise tax imposed by Section 4999 of the Code; or (ii) the full payment amount, for which Mr. DeChellis would responsible for the payment of any applicable Section 4999 excise tax.

The Employment Agreement also provides for certain payments and benefits following a change in control of the Company.  If during the 18 month period following the occurrence of a change in control Mr. DeChellis’ employment is terminated by either the Company without “cause” or by Mr. DeChellis for good reason, Mr. DeChellis will be entitled to receive a lump sum payment equal to two times the sum of his current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his current target annual bonus (or his target annual bonus in effect immediately prior to the change in control, if higher), subject to Mr. DeChellis’ execution of a waiver of claims in favor of the Company within 60 days of his termination. All equity awards will vest in accordance with the terms of their respective award agreements. Mr. DeChellis will also be entitled to receive a monthly cash payment for 18 months, or his COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. DeChellis if he had remained employed by the Company. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, Mr. DeChellis will be entitled to the greater after tax benefit of either: (i) an amount equal to $1.00 less than the amount at which Mr. DeChellis would become subject to the excise tax imposed by Section 4999 of the Code; or (ii) the full payment amount, for which Mr. DeChellis would responsible for the payment of any applicable Section 4999 excise tax.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and between the Company and Anthony DeChellis, dated November 5, 2018.

10.2	Form of Restricted Stock Unit Award Agreement Under the Boston Private Financial Holdings, Inc. 2010 Inducement Plan

10.3	Form of Time-Based Non-Qualified Stock Option Agreement Under the Boston Private Financial Holdings, Inc. 2010 Inducement Plan

10.4	Form of Performance-Based Non-Qualified Stock Option Agreement Under the Boston Private Financial Holdings, Inc. 2010 Inducement Plan

99.1	Press Release of the Company, dated November 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Steven M. Gaven
Name:	Steven M. Gaven
Title:	Executive Vice President, Chief Financial Officer

Date: November 5, 2018